UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


       Date of Report (Date of earliest event reported): September 3, 2003


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-28717                   88-0420405
(State or other Jurisdiction       (Commission File            IRS Employer
   of Incorporation)                    Number)              Identification No.)


              4062-80 Grumman Boulevard, Calverton, New York 11933 (Address of principal executive offices, including zip code)


                                 (631) 369-1100
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

AdZone Research, Inc. whose pioneering Internet surveillance technology solutions have been recognized at the highest levels of government security agencies, and the major defense contractors supporting their needs, has won its second revenue-generating contract from a major defense firm, only three months after winning its first award in late May.

It said the new contract's stated goal is focused on integrating AdZone's NetGet(TM) Internet monitoring technology with the major contractor's range of products and services. The top-secret mission is to better help identify clandestine communications on the World Wide Web on behalf of federal intelligence agencies.

"This new contract speaks volumes about the relationship that AdZone's technology has permitted us to achieve with this firm," said AdZone CEO Charles Cardona. "It underscores and validates our working partnership with a company with multi-billion dollar annual revenues.

"We are truly functioning at the highest levels of participation in homeland security efforts, beyond anything we can reveal." As in the past award, the CEO said, terms of the contract, its scope and nature of activities must, and will, remain classified.

However, said Cardona, "we can say that this contract is the next logical strategic agreement with this particular defense contractor. In addition, as we have indicated in the past, other defense companies at several levels are poised to execute similar agreements, increasingly focused on specifying the need for our cutting-edge capabilities as part of their ongoing efforts to provide ever-increasing levels of security on a national and international level.

"Our technology works, and it saves peoples' lives, as has been documented. That's why this and other contracts have been, and will be, awarded going forward at continually higher revenue levels," the CEO concluded.

AdZone Research is headquartered in Calverton, N. Y., in a secured facility that formerly housed major defense contractor Northrop Grumman Corporation. The facility was earlier used for top-secret defense research and development, and was part of the United States Navy's Naval Defense Technology Center.

Through monitoring of more than 500,000 Web sites worldwide, AdZone provides tracking and monitoring of targeted information on the Internet, with an expanded focus on global Internet analysis of security-related data transmissions. For additional information, please visit the company's Web site at www.adzoneresearch.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 3, 2003              ADZONE RESEARCH, INC.


                                      By: /s/ CHARLES CARDONA
                                         -----------------------
                                         Charles Cardona
                                         Chief Executive Officer